Cambium Learning Group Announces Third Quarter Earnings

Quarterly Order Volume Growth Driven by Technology Segments

Nov 7, 2013
4:10pm

DALLAS, Nov. 7, 2013 /PRNewswire/ — Cambium Learning Group, Inc. (NASDAQ: ABCD, the “Company”), a leading educational solutions and services company committed to helping all students reach their full potential by providing evidence-based solutions and expert professional services, announced today its financial results for the third quarter of 2013.

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	Three Months Ended September 30,				Nine Months Ended September 30,
($ in millions)	2013	2012	$ Change	% Change	2013	2012	$ Change	% Change
GAAP net revenues	$43.0	$46.0	$(3.0)	(6.5)%	$117.2	$114.2	$2.9	2.6%
Increase in deferred revenue	17.1	13.2	3.9	29.8%	7.6	6.4	1.2	18.2%
GAAP net income (loss)	0.1	(2.2)	2.3	105.7%	(8.5)	(45.0)	36.5	81.1%
EBITDA	10.9	11.1	(0.2)	(1.6)%	22.1	(5.9)	28.0	478.0%
Adjusted EBITDA	11.3	12.5	(1.2)	(9.4)%	24.8	16.9	7.8	46.4%

Financial Highlights for the Nine Months Ended September 30, 2013

For the first nine months of 2013, company-wide order volumes were flat compared to the same period of 2012, and order volume changes by segment were as follows:

o o o o	Voyager Sopris Learning decreased 10% Learning A-Z increased 27% ExploreLearning increased 32% Kurzweil/IntelliTools decreased 15%

Learning A-Z and ExploreLearning continued their trend of double-digit growth rates.  Offsetting this growth, Voyager Sopris Learning and Kurzweil/IntelliTools continued to show order volume declination as reductions in legacy products are currently outpacing gains from newer online and technology-enabled solutions.

Other highlights include:

•	Overall, GAAP net revenues for the first nine months of 2013 increased by 3% to $117.2 million compared with $114.2 million in the first nine months of 2012. GAAP net revenues by segment for the first nine months of 2013, and the percentage change from the first nine months of 2012, were as follows:

o o o o	Voyager Sopris Learning: $74.0 million, decreased 3% Learning A-Z: $24.0 million, increased 28% ExploreLearning: $11.5 million, increased 9% Kurzweil/IntelliTools: $7.6 million, decreased 13%

•	On an adjusted basis, EBITDA was $24.8 million in the first nine months of 2013, up $7.8 million from $16.9 million in the first nine months of 2012. The increase in adjusted EBITDA was the result of lower costs in the Voyager Sopris Learning segment, primarily attributable to savings from the re-engineering and restructuring initiatives completed in 2012, and increased revenues in Learning A-Z which flowed through to earnings.

•	The GAAP net loss recorded in the nine months ended September 30, 2012 includes a goodwill impairment charge of $14.7 million related to the Company’s Kurzweil/IntelliTools segment.

•	The Company has cash and cash equivalents of $53.8 million on the balance sheet as of September 30, 2013. Cash provided by operations during the first nine months of 2013 was $23.3 million, cash used in investing activities was $20.1 million, and cash used in financing activities was $1.3 million.

Financial Highlights for the Three Months Ended September 30, 2013

For the quarter ended September 30, 2013, company-wide order volumes were up 6% compared to the same period of 2012, and order volume changes by segment were as follows:

o o o o	Voyager Sopris Learning decreased 9% Learning A-Z increased 45% ExploreLearning increased 38% Kurzweil/IntelliTools decreased 17%

On an adjusted basis, EBITDA for the quarter ended September 30, 2013 was $11.3 million, down $1.2 million from the quarter ended September 30, 2012. Net revenues were down $3.0 million for the quarter ended September 30, 2013 versus 2012, as much of the order volume increase was due to technology sales which are recognized as net revenues over their subscription period.  Additionally, expense related to the Company’s annual bonus plan was $0.7 million higher during the quarter ended September 30, 2013 versus 2012, as estimated achievement levels were significantly reduced in the third quarter of 2012.

“We saw another very solid quarter for our Learning A-Z and ExploreLearning segments and we remain committed to our strategy of providing compelling, innovative technology-based educational solutions across all of our businesses,” said John Campbell, chief executive officer of Cambium Learning Group, Inc.  “Our performance for the start of the 2013-2014 school year was in line with management’s expectations and I am pleased that we have been able to slow the rates of decline we were seeing last year in the Voyager Sopris Learning and Kurzweil/IntelliTools segments.”

Share repurchase transaction

On November 4, 2013, the Company entered into a stock purchase agreement with an investor pursuant to its share repurchase program.  The transaction settled on November 6, 2013 with the Company purchasing 1,861,969 shares for a total cost of $4.4 million.  After the completion of this transaction, the Company has $0.6 million remaining under the existing share repurchase authorization.

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted Net Revenues are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes that these non-GAAP measures provide useful information to investors, because they reflect the underlying performance of the ongoing operations of the Company and provide investors with a view of the Company’s operations from management’s perspective. Adjusted EBITDA and Adjusted Net Revenues remove significant purchase accounting, non-operational or certain non-cash items from earnings. The Company uses Adjusted EBITDA and Adjusted Net Revenues to monitor and evaluate the operating performance of the Company and as the basis to set and measure progress towards performance targets, which directly affect compensation for employees and executives. The Company generally uses these non-GAAP measures as measures of operating performance and not as measures of the Company’s liquidity.  The Company’s presentation of EBITDA, Adjusted EBITDA and Adjusted Net Revenues should not be construed as an indication that future results will be unaffected by unusual, non-operational or non-cash items.

About Cambium Learning Group, Inc.
Cambium Learning Group is a leading educational solutions and services company that is committed to helping every student reach their full potential by providing evidence-based solutions and expert professional services to empower educators and raise the achievement levels of all students. Cambium is composed of four business units: Voyager Learning (www.voyagerlearning.com) and Sopris Learning (www.soprislearning.com), Learning A–Z® (www.learninga-z.com), ExploreLearning® (www.explorelearning.com), and Kurzweil/IntelliTools (www.kurzweiledu.com). Together, these business units provide best-in-class intervention and supplemental instructional materials; gold-standard professional development and school-improvement services; breakthrough technology solutions for online learning and professional support; valid and reliable assessments; and proven materials to support a positive and safe school environment. For more information, visit www.cambiumlearning.com.

Media and Investor Contact:
Philip Davis
Cambium Learning Group, Inc.
investorrelations@cambiumlearning.com

Forward Looking Statements
Some of the statements contained herein constitute forward-looking statements.  These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., and involve known and unknown risks, uncertainties and other factors that may cause the markets, actual results, levels of activity, performance or achievements of Cambium Learning Group, Inc. to be materially different from any actual future results, levels of activity, performance or achievements.  These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K-12 enrollment and demographic trends, the level of educational and education technology funding, the impact of federal, state and local regulatory requirements on the business of the company, the loss of key personnel, the impact of competition, the uncertainty of general economic conditions and financial market performance, and those other risks and uncertainties listed under the heading “RISK FACTORS” in Cambium Learning Group, Inc.’s Form 10-K. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions.  Actual events or results may differ materially. Cambium Learning Group, Inc. does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
	(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30,	September 30,	September 30,		September 30,
	2013	2012	2013		2012
Net revenues	$42,957	$45,958	$	117,172	$114,242
Cost of revenues:
Cost of revenues	12,950	14,274		37,000	39,837
Amortization expense	4,692	7,035		12,680	19,984
Total cost of revenues	17,642	21,309		49,680	59,821
Research and development expense	2,486	2,622		7,345	8,606
Sales and marketing expense	10,943	11,331		32,991	35,268
General and administrative expense	5,122	4,837		16,795	15,643
Shipping and handling costs	721	1,204		1,419	2,485
Depreciation and amortization expense	1,227	1,592		3,663	4,842
Goodwill impairment	—	—		—	14,700
Embezzlement-related expense	3	493		118	452
Impairment of long-lived assets	—	236		—	3,347
Total costs and expenses	38,144	43,624		112,011	145,164
Income (loss) before interest, other income (expense) and income taxes	4,813	2,334		5,161	(30,922)
Net interest expense	(4,773)	(4,628)		(14,028)	(14,032)
Other income, net	215	163		645	236
Income (loss) before income taxes	255	(2,131)		(8,222)	(44,718)
Income tax expense	(127)	(104)		(297)	(258)
Net income (loss)	$128	$(2,235)	$	(8,519)	$(44,976)
Net income (loss) per common share:
Basic net income (loss) per common share	$0.00	$(0.05)	$	(0.18)	$(0.90)
Diluted net income (loss) per common share	$0.00	$(0.05)	$	(0.18)	$(0.90)
Average number of common shares and equivalents outstanding:
Basic	47,563	49,284		47,439	49,722
Diluted	47,657	49,284		47,439	49,722

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share data)
	As of
	September 30,	December 31,
	2013	2012
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$53,793	$51,904
Accounts receivable, net	31,551	17,813
Inventory	10,591	16,620
Tax receivables	—	12,234
Restricted assets, current	1,350	4,387
Assets held for sale	—	380
Other current assets	6,316	5,892
Total current assets	103,601	109,230
Property, equipment and software at cost	41,862	35,535
Accumulated depreciation and amortization	(20,854)	(14,514)
Property, equipment and software, net	21,008	21,021
Goodwill	47,404	47,404
Acquired curriculum and technology intangibles, net	6,508	9,320
Acquired publishing rights, net	5,429	7,602
Other intangible assets, net	6,481	7,836
Pre-publication costs, net	13,949	11,660
Restricted assets, less current portion	5,796	6,754
Other assets	9,325	9,632
Total assets	$219,501	$230,459

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share data)
	As of
	September 30,	December 31,
	2013	2012
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	(unaudited)
Current liabilities:
Capital lease obligations, current	$965	$1,290
Accounts payable	1,652	3,007
Contingent value rights	—	7,599
Accrued expenses	20,590	20,530
Deferred revenue, current	51,023	45,974
Total current liabilities	74,230	78,400
Long-term liabilities:
Long-term debt	174,450	174,328
Capital lease obligations, less current portion	2,278	3,014
Deferred revenue, less current portion	8,138	5,631
Other liabilities	14,001	15,131
Total long-term liabilities	198,867	198,104
Stockholders’ equity (deficit):
Preferred stock ($.001 par value, 15,000 shares authorized, zero shares issued and outstanding at September 30, 2013 and December 31, 2012)	—	—
Common stock ($.001 par value, 150,000 shares authorized, 51,208 and 51,208 shares issued, and 46,904 and 47,098 shares outstanding at September 30, 2013 and December 31, 2012, respectively)	51	51
Capital surplus	283,572	282,450
Accumulated deficit	(326,961)	(318,442)
Treasury stock at cost (4,304 and 4,110 shares at September 30, 2013 and December 31, 2012, respectively)	(7,772)	(7,528)
Accumulated other comprehensive loss:
Pension and postretirement plans	(2,486)	(2,576)
Accumulated other comprehensive loss	(2,486)	(2,576)
Total stockholders’ equity (deficit)	(53,596)	(46,045)
Total liabilities and stockholders’ equity (deficit)	$219,501	$230,459

Reconciliation Between Net Revenues and Adjusted Net Revenues and Between Net Income (Loss)
and Adjusted EBITDA for the Three Months Ended September 30, 2013 and 2012
	Three Months Ended September 30,
	2013	2012
	(In thousands)
	(Unaudited)
Total net revenues	$42,957	$45,958
Non-operational or non-cash costs included in net revenues but excluded from adjusted net revenues:
Adjustments related to purchase accounting	57	58
Adjusted net revenues	$43,014	$46,016
Net income (loss)	$128	$(2,235)
Reconciling items between net income (loss) and EBITDA:
Depreciation and amortization	5,919	8,627
Net interest expense	4,773	4,628
Income tax expense	127	104
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	10,947	11,124
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Other income, net	(215)	(163)
Re-engineering and restructuring costs	—	491
Merger and acquisition activities	171	160
Stock-based compensation and expense	384	313
Embezzlement-related expense	3	493
Adjustments related to purchase accounting	57	49
Adjustments to CVR liability	—	54
Adjusted EBITDA	$11,347	$12,521

Reconciliation Between Net Revenues and Adjusted Net Revenues and Between Net Loss
and Adjusted EBITDA for the Nine Months Ended September 30, 2013 and 2012
	Nine Months Ended September 30,
	2013	2012
	(In thousands)
	(Unaudited)
Total net revenues	$117,172	$114,242
Non-operational or non-cash costs included in net revenues but excluded from adjusted net revenues: Adjustments related to purchase accounting	75	313
Adjusted net revenues	$117,247	$114,555
Net loss	$(8,519)	$(44,976)
Reconciling items between net loss and EBITDA:
Depreciation and amortization	16,343	24,826
Net interest expense	14,028	14,032
Income tax expense	297	258
Income (loss) from operations before interest, income taxes, and depreciation and amortization (EBITDA)	22,149	(5,860)
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Other income, net	(645)	(236)
Re-engineering and restructuring costs	—	6,240
Management transition	1,501	—
Merger and acquisition activities	485	684
Stock-based compensation and expense	975	518
Embezzlement-related expense	118	452
Adjustments related to purchase accounting	95	247
Adjustments to CVR liability	74	161
Goodwill impairment	—	14,700
Adjusted EBITDA	$24,752	$16,906